EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is by and between Nexar Technologies, Inc., a Delaware corporation ("Nexar"), and The Travelers Insurance Company, a Connecticut corporation ("Travelers").

         IN CONSIDERATION of the mutual covenants contained in this Agreement and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         Reference is made to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), of even date herewith, by and between Palomar Electronics Corporation, a Delaware corporation ("Palomar"), and The Travelers Insurance Company, a Connecticut corporation ("Purchaser").

         Nexar agrees that if at any time Nexar shall determine to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its securities, except shares to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of stock options, or shares issuable solely pursuant to employee benefit plans, it shall use its best efforts to include in such registration statement all of the Shares for future sale by Purchaser under Rule 415, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by Nexar, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental ("piggy back") right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then Nexar shall only be obligated to include such portion, if any, of the Shares as shall be permitted by such managing underwriter. These piggy back registration rights may only be assigned by Purchaser to its affiliates if such affiliates agree in writing to be bound by the lock up provisions (if any) agreed to by Purchaser and only with prior written notice to Nexar and Palomar; these rights are not otherwise assignable to affiliates of the Purchaser or to third parties. Purchaser shall complete such questionnaires and supply such information for inclusion in any registration as Nexar shall reasonably request.

         In the event the initial public offering of Nexar's securities does not occur or any of the Shares are not registered, in each case, on or before June 30, 1997 for any reason whatsoever, Purchaser shall have the right to require Nexar to file a registration statement covering the Shares pursuant to the Securities Act by giving written notice thereof to Nexar. Nexar shall use its best efforts to cause the registration statement to become effective no later than September 30, 1997 and to remain effective until such time as all of the Shares have been sold pursuant to such registration statement. If Purchaser intends to distribute the Shares by means of an underwriting, it shall advise Nexar as part of its written request for registration and shall have the right to select an underwriter. Nexar shall furnish to the






Purchaser such number of copies of the prospectus contained in the registration statement as requested to facilitate the public sales of the Shares. Nexar shall use its best efforts to cause the Shares to be listed on the NASDAQ Small-Cap Market.

         Nexar shall bear all costs associated with the registration and listing of the Shares and Purchaser shall bear any underwriting commissions and discounts.

         Nexar may not, without the prior written consent of Purchaser, enter into any agreement that would be inconsistent with the rights granted to Purchaser hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the following date.


Dated:  December 18, 1996        NEXAR TECHNOLOGIES, INC.


                                 By:   Albert J. Agbay
                                    ------------------------------------------
                                 Title: President and Chief Executive Officer
                                       ---------------------------------------


                                 THE TRAVELERS INSURANCE
                                 COMPANY


                                 By:    Jordan M. Stitzer
                                    ------------------------------------------
                                 Title:  Vice President
                                      ----------------------------------------